Krispy Kreme Contact:
Brian K. Little
FOR IMMEDIATE RELEASE	336-726-8825
blittle@KrispyKreme.com

KRISPY KREME REPORTS OPERATING AND NET INCOME FOR THE FIRST
QUARTER OF FISCAL 2010

Winston-Salem, NC – June 4, 2009 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2010, ended May 3, 2009.

First Quarter Highlights:

  Operating income for the first quarter was $5.8 million compared to $5.6 million in the first quarter last year
  Net income in the first quarter was $1.9 million ($0.03 per share) compared to $4.0 million ($0.06 per share) in the first quarter of fiscal 2009
  Same store sales at Company-owned stores rose 2.1% year-over-year in the first quarter, compared to a gain of 0.9% in the fourth quarter

“We continue to make progress in executing our strategic plans,” said Jim Morgan, Chairman, President and Chief Executive Officer. “Our operating profit improved from the first quarter of last year despite the effects of $2.4 million of lease termination costs in this year’s quarter, and we reported a bottom line profit of $1.9 million despite those charges and $1.1 million of charges related to amendments to our secured credit facilities. While we are pleased with the improvement in our operating results for the quarter, we are not satisfied with them, and we remain focused on rebuilding the Company for the long term.” First quarter accomplishments include:

  We introduced the Kool Kreme soft serve product into two additional Company shops, expanding this new product test to a total of five Company shops, with two more shops scheduled to be added later this month
  As a result of recent new Company shop openings, we reached sufficient scale in the Piedmont Triad, NC and Nashville, TN media markets to begin deploying expanded broadcast media advertising in the coming months
  We have entered into letters of intent for three more small retail concept shops we plan to open in the coming months in the Raleigh, NC, Louisville, KY and Columbia, SC metropolitan areas
  We completed development of the first baked goods menu items we will begin to test in our shops this fall; those items include bagels, muffins, cinnamon and pecan rolls and Danish pastries
  The first Krispy Kreme shop in Malaysia opened in Kuala Lumpur; it is the first of 20 Krispy Kreme shops our Malaysian franchisee plans to open in the market over the next five years; Krispy Kreme’s unique products can now be found in 17 countries
  We continued our on-going commitment to provide the best support possible to all Krispy Kreme franchisees, and have been working diligently to deliver tools to assist franchisees with labor and food cost management, sales forecasting and production planning, and local store marketing

In addition, we have devoted increased attention to marketing in preparation for the traditionally slower summer months, which are now upon us. We are focusing on our mini doughnuts, iced beverages and Kool Kreme soft serve product with its complementary fresh fruit bar.

During the quarter, we prepaid $20 million of principal on our term loan, reducing its balance to $54 million. Even after this significant use of cash for debt reduction, we finished the quarter with $21 million of cash and $9 million of unused revolving credit. As previously announced, we reached an agreement with our lenders on amendments to our credit facilities that should enable us to remain in compliance with the agreements and enable these facilities to continue to provide backup sources of liquidity.

“Our employees have been the key to the results we have achieved so far,” Morgan concluded. “While much remains to be done, our entire Krispy Kreme team is highly focused on executing our strategies, and we look forward to seeing the benefits of these strategies more fully reflected in our financial results in the years ahead.”

Management will host a conference call to review first quarter results this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.KrispyKreme.com. To access an archived audio replay of the call, dial 888-203-1112 and enter the passcode 3624608. International callers may access the replay by dialing 719-457-0820 and entering passcode 3624608. The audio replay will be available through June 11, 2009.

About Krispy Kreme
Krispy Kreme is a leading branded retailer and wholesaler of high-quality doughnuts and packaged sweets, including its Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme can be found in over 525 locations around the world. Visit us at www.KrispyKreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; and other factors discussed in Krispy Kreme's periodic reports filed with the Securities and Exchange Commission.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)

	May 3,	Feb. 1,
	2009	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,184	$35,538
Receivables	19,095	19,229
Accounts and notes receivable — equity method franchisees	1,253	1,019
Inventories	15,080	15,587
Deferred income taxes	106	106
Other current assets	4,751	4,327
Total current assets	61,469	75,806
Property and equipment	84,088	85,075
Investments in equity method franchisees	1,276	1,187
Goodwill and other intangible assets	23,856	23,856
Other assets	9,632	9,002
Total assets	$180,321	$194,926

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,077	$1,413
Accounts payable	7,627	8,981
Accrued liabilities	31,515	29,222
Total current liabilities	40,219	39,616
Long-term debt, less current maturities	53,403	73,454
Deferred income taxes	106	106
Other long-term obligations	25,667	23,995

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	362,901	361,801
Accumulated other comprehensive loss	(710)	(913)
Accumulated deficit	(301,265)	(303,133)
Total shareholders’ equity	60,926	57,755
Total liabilities and shareholders’ equity	$180,321	$194,926

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 3,	May 4,
	2009	2008
Revenues	$93,420	$103,641
Operating expenses:
Direct operating expenses (exclusive of depreciation
and amortization shown below)	76,968	89,479
General and administrative expenses	6,314	6,847
Depreciation and amortization expense	1,993	2,236
Impairment charges and lease termination costs	2,357	(645)
Other operating (income) and expense, net	10	111
Operating income	5,778	5,613
Interest income	14	126
Interest expense	(3,817)	(2,063)
Equity in income (losses) of equity method
franchisees	101	(268)
Other non-operating income and (expense), net	—	924
Income before income taxes	2,076	4,332
Provision for income taxes	208	298
Net income	$1,868	$4,034

Income per common share:
Basic	$.03	$.06

Diluted	$.03	$.06

Basic - weighted average shares outstanding	67,100	64,703

Diluted - weighted average shares outstanding	67,473	66,101

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)

	Three Months Ended
	May 3,	May 4,
	2009	2008
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$1,868	$4,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,993	2,236
Deferred income taxes	(134)	(36)
Impairment charges	162	158
Accrued rent expense	(44)	157
Loss on disposal of property and equipment	85	40
Gain on disposal of interest in equity method franchisee	—	(931)
Unrealized (gain) loss on interest rate derivatives	187	(597)
Share-based compensation	1,116	1,223
Provision for doubtful accounts	(82)	(760)
Amortization of deferred financing costs	326	452
Equity in (income) losses of equity method franchisees	(101)	268
Other	(1)	139
Change in assets and liabilities:
Receivables	(54)	541
Inventories	507	(476)
Other current and non-current assets	1,090	1,609
Accounts payable and accrued liabilities	1,358	(533)
Other long-term obligations	1,075	(1,019)
Net cash provided by operating activities	9,351	6,505
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,370)	(718)
Proceeds from disposals of property and equipment	24	125
Other investing activities	(2)	4
Net cash used for investing activities	(2,348)	(589)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(20,387)	(1,050)
Deferred financing costs	(954)	(434)
Proceeds from exercise of stock options	—	52
Repurchase of common shares	(16)	(20)
Net cash used for financing activities	(21,357)	(1,452)
Effect of exchange rate changes on cash	—	(12)
Net increase (decrease) in cash and cash equivalents	(14,354)	4,452
Cash and cash equivalents at beginning of period	35,538	24,735
Cash and cash equivalents at end of period	$21,184	$29,187

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended
	May 3,	May 4,
	2009	2008
Revenues:
Company Stores	$65,857	$72,182
Domestic Franchise	2,051	2,046
International Franchise	3,878	4,466
KK Supply Chain:
Total revenues	44,858	50,719
Less- intersegment sales elimination	(23,224)	(25,772)
External KK Supply Chain revenues	21,634	24,947
Total revenues	$93,420	$103,641

Operating income:
Company Stores	$2,944	$(294)
Domestic Franchise	1,180	1,120
International Franchise	2,435	3,322
KK Supply Chain	8,139	7,992
Unallocated general and administrative expenses	(6,563)	(7,172)
Impairment charges and lease termination costs	(2,357)	645
Total operating income	$5,778	$5,613

Depreciation and amortization expense:
Company Stores	$1,496	$1,628
Domestic Franchise	21	21
International Franchise	—	—
KK Supply Chain	227	262
Corporate administration	249	325
Total depreciation and amortization expense	$1,993	$2,236

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	DOMESTIC	INTERNATIONAL	TOTAL
Number of Stores at May 3, 2009:
Company:
Factory	80	—	80
Satellite	11	—	11
Total Company	91	—	91
Franchise:
Factory	102	95	197
Satellite	28	220	248
Total Franchise	130	315	445
Total Systemwide	221	315	536

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three Months Ended May 3, 2009:
FEBRUARY 1, 2009	281	242	523
Opened	4	22	26
Closed	(8)	(5)	(13)
MAY 3, 2009	277	259	536

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended
	May 3,	May 4,
	2009	2008
Year over year percentage change in systemwide sales (1)	(8.0)%	2.4%
Year over year percentage change in systemwide sales,
exclusive of the effects of changes in foreign currency
rates (2)	(2.3)%	NA

Average weekly sales per store (3):
Company	$54.3	$53.7
Systemwide	$28.3	$35.3
Systemwide, exclusive of the effects of changes in
foreign currency rates (2)	$30.1	$35.3

Store operating weeks (4):
Company	1,209	1,339
Systemwide	6,543	5,699

Change in Company same store sales (5)	2.1%	1.2%

Company off-premises sales (6):
Change in average weekly number of doors	(9.4)%	(6.7)%
Change in average weekly sales per door	(1.2)%	(8.6)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conducts business had been the same in the first quarter of fiscal 2010 as in the first quarter of fiscal 2009.
(3)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for both factory and satellite stores.
(4)	Represents, on a Company and systemwide basis, the aggregate number of weeks in a period that both factory and satellite stores were in operation.
(5)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(6)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.